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             Information Statement Pursuant to Section 14(c) of the
              Securities Exchange Act of 1934 (Amendment No. __)

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[ ]   Confidential, for Use of the Commission Only (as permitted by Rule
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                RiverSource International Managers Series, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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




                                             RIVERSOURCE [LOGO](SM) INVESTMENTS



June 26, 2006

Fellow Shareholder:

RiverSource Investments has implemented subadviser changes in the RiverSource Funds listed below, effective on April 24, 2006:

o    RiverSourceSM International Aggressive Growth Fund
o    RiverSourceSM International Small Cap Fund
o    RiverSourceSM Small Cap Value Fund
o    RiverSourceSM Variable Portfolio (VP) - Small Cap Value Fund

As a shareholder in one or more of these funds, I want to make you aware of these changes by including the following documents:

     The RiverSource Investments Subadvised Strategies - Management changes effective April 24, 2006 brochure describes our criteria for making subadviser changes and introduces the new subadvisers.

     The Information Statement we are required to provide which includes more detailed information regarding the changes. Please read the statement carefully and keep it for future reference.

If you have questions about any of these changes, I encourage you to talk with your financial advisor.

I thank you for the confidence you have shown in our funds. All of us at RiverSource Investments look forward to helping you meet your investment goals in the months and years ahead.

Sincerely,


/s/  Paula R. Meyer
------------------
     Paula R. Meyer
     President
     RiverSource Funds

This material must be preceded or accompanied by a current prospectus, which contains more complete information about the Fund, including the investment objectives, risks, charges and expenses. For additional information about our funds, please call (800) 297-3863, TTY: (800)846-4852. Read the prospectus carefully before you invest.

Investment products involve risks including possible loss of principal and fluctuation in value. International investing involves increased risk and volatility due to potential political and economic instability, currency fluctuations, and differences in financial reporting and accounting standards and oversight. Risks are particularly significant in emerging markets. Investments in small-capitalization companies often involve greater risks and potential volatility than investments in larger, more established companies.

RiverSourceSM mutual funds are managed by RiverSource Investments, LLC and distributed by Ameriprise Financial Services, Inc., Member NASD. Both companies are part of Ameriprise Financial, Inc. (C) 2006 Ameriprise Financial, Inc.
All rights reserved. (6/06)


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1 - RIVERSOURCE INTERNATIONAL SMALL CAP FUND INFORMATION STATEMENT

                                   RIVERSOURCE
                          INTERNATIONAL SMALL CAP FUND

                     901 MARQUETTE AVENUE SOUTH, SUITE 2810
                           MINNEAPOLIS, MN 55402-3268

INFORMATION STATEMENT

NOTICE OF SUBADVISER CHANGE

This information statement mailed on or about June 26, 2006, is being provided to the shareholders of RiverSource International Small Cap Fund (the "Fund"), a series of RiverSource International Managers Series, Inc., in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund has received from the Securities and Exchange Commission ("SEC"). This exemptive order permits RiverSource Investments, LLC ("RiverSource Investments" or "Investment Manager"), subject to approval of the Board of Directors (the "Board"), to select the subadvisers RiverSource Investments or the Investment Manager believes are best suited to achieve the Fund's investment objective. RiverSource Investments or the Investment Manager exercises this authority by adding or replacing subadvisers.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE FUND AND ITS MANAGEMENT AGREEMENT

RiverSource Investments serves as investment manager to the Fund pursuant to an Investment Management Services Agreement (the "IMS Agreement") dated March 1, 2006, amended and restated as of May 1, 2006. Under the IMS Agreement, RiverSource Investments monitors the performance of the subadvisers on an ongoing basis. Factors it considers are: the qualifications of a subadviser's investment personnel, its investment philosophy and process, and its long-term performance results. Short-term investment performance, by itself, is not a significant factor in recommending a change of a subadviser. As compensation for its services, RiverSource Investments receives a management fee from the Fund and RiverSource Investments pays the subadviser(s).

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2 - RIVERSOURCE INTERNATIONAL SMALL CAP FUND INFORMATION STATEMENT

Subadvisers serve pursuant to separate subadvisory agreements (each a "Subadvisory Agreement") under which each manages the portion of the investment portfolio allocated to it by RiverSource Investments, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, a subadviser or its affiliated broker-dealer, may execute portfolio transactions for a Fund and receive brokerage commissions in connection with those transactions as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser's procedures are acceptable to RiverSource Investments and consistent with Board and RiverSource Investments policies.

AIG GLOBAL INVESTMENT CORP.
BATTERYMARCH FINANCIAL MANAGEMENT, INC.
AND THE NEW SUBADVISORY AGREEMENTS

Prior to April 24, 2006, portions of the Fund's assets were managed by Templeton Investment Counsel, LLC ("Franklin Templeton") and Wellington Management Company, LLP together with its affiliate Wellington Management International Ltd ("Wellington Management International"). At a meeting of the Board, held on April 12-13, 2006, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the "independent Board members"), approved the recommendation of RiverSource Investments to terminate the Subadvisory Agreements with Franklin Templeton and Wellington Management International and to approve new Subadvisory Agreements with AIG Global Investment Corp. ("AIGGIC") and Batterymarch Financial Management, Inc. ("Batterymarch"), which became effective on April 24, 2006.

The recommendation to replace Franklin Templeton and Wellington Management International with AIGGIC and Batterymarch was made by RiverSource Investments in the ordinary course of its ongoing evaluation of the subadvisers. Franklin Templeton's performance had not met RiverSource Investments' performance expectations. There had also been some geographical structure changes in their day-to-day management of the Fund due to key managers being in different locations. With respect to Wellington Management International, the lead portfolio manager had recently left the firm. The recommendation to hire AIGGIC and Batterymarch was based on RiverSource Investments' analysis that the investment strategies of AIGGIC and Batterymarch are complementary with each other.

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3 - RIVERSOURCE INTERNATIONAL SMALL CAP FUND INFORMATION STATEMENT

Under the IMS Agreement, the Fund pays RiverSource Investments a fee as follows:

RIVERSOURCE INTERNATIONAL SMALL CAP FUND

ASSETS (BILLIONS)                            ANNUAL RATE AT EACH ASSET LEVEL

First $0.25                                              1.120%
Next   0.25                                              1.095
Next   0.25                                              1.070
Next   0.25                                              1.045
Next   1.00                                              1.020
Over   2.00                                              0.995

The table above represents the fee paid by the Fund to RiverSource Investments. RiverSource Investments, in turn, will pay the subadvisers out of its own assets, at the following rates:

AIGGIC: 0.75% on the first $100 million and 0.70% thereafter.

Batterymarch: 0.75% on the first $100 million and 0.70% thereafter.

The fee paid by RiverSource Investments to Franklin Templeton was 0.70% on the first $50 million, 0.65% on the next $150 million, 0.55% on the next $300 million and 0.50% thereafter. The fee paid by RiverSource Investments to Wellington Management International was 0.75% on the first $100 million, 0.65% on the next $150 million and 0.60% thereafter. For the last fiscal period, the following fees were paid to RiverSource Investments and to Franklin Templeton and Wellington Management International.


                                                                            FEES PAID BY
                                                                             RIVERSOURCE
                                      FEES PAID BY       FEES PAID BY      INVESTMENTS TO
                                       THE FUND TO        RIVERSOURCE        WELLINGTON
                                       RIVERSOURCE      INVESTMENTS TO       MANAGEMENT
                                      INVESTMENTS*    FRANKLIN TEMPLETON    INTERNATIONAL

RIVERSOURCE INTERNATIONAL SMALL CAP     $933,818           $317,358           $331,593
(fiscal year ended 10/31/2005)

* RiverSource Investments uses these fees to pay both subadvisers.

Other than the identity of the subadviser, the standard of care (consistent with changes to the IMS Agreement, new subadvisers are held to a higher standard of care), the fee schedule and the effective and renewal dates, there are no material differences between the Franklin Templeton and Wellington Management International Subadvisory Agreements and the AIGGIC and Batterymarch Subadvisory Agreements.

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4 - RIVERSOURCE INTERNATIONAL SMALL CAP FUND INFORMATION STATEMENT

INFORMATION ABOUT AIGGIC

AIG Global Investment Corp. ("AIGGIC") is an indirect wholly-owned subsidiary of American International Group, Inc. ("AIG") and is a part of AIG Global Investment Group ("AIGGIG"). AIGGIG comprises a group of international companies (including AIGGIC), which provide investment advice and market asset management products and services to clients around the world. As of March 31, 2006, AIGGIG managed approximately $533 billion, of which approximately $450 billion relates to AIG affiliates and $83 billion relates to client assets. These figures do not include assets sub-advised to third-party managers. AIGGIC's principal offices are located at 70 Pine Street, New York, NY 10270.

The following table provides information on the principal executive officers and directors of AIGGIC.

NAME                                              TITLE AND PRINCIPAL OCCUPATION

Hans Danielsson                               Director and Senior Managing Director
Win Neuger                  Director, Chairman of the Board of Directors and Chief Executive Officer
Richard Scott                                 Director and Senior Managing Director
Jeffrey Hurd                                  Managing Director and General Counsel
Richard Biegen                         Managing Director and Director of Global Compliance
Erik Mogavero                           Managing Director and Director of U.S. Compliance
Robert Thompson                                     Senior Managing Director

OTHER ACCOUNTS WITH SIMILAR INVESTMENT OBJECTIVES MANAGED BY AIGGIG

                                                             ASSETS ($ MILLIONS)           INVESTMENT
NAME                                                         AS OF MARCH 31, 2006         ADVISORY FEE

INTERNATIONAL SMALL CAPITALIZATION EQUITY COMPOSITE             $217.2 million         1.00% for the first $25 million;
                                                                                       0.90% on the next $25 million;
                                                                                       0.80% on the next $50 million;
                                                                                       and 0.70% over $100 million.

As of March 31, 2006, the above-mentioned Composite consisted of 100% discretionary accounts.


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5 - RIVERSOURCE INTERNATIONAL SMALL CAP FUND INFORMATION STATEMENT

INFORMATION ABOUT BATTERYMARCH

Batterymarch Financial Management, Inc. was founded in 1969 and became a wholly-owned, independently managed subsidiary of Legg Mason, Inc. in 1995. As of March 31, 2006, Batterymarch had approximately $17.7 billion in assets under management. Batterymarch's principal offices are located at 200 Clarendon Street, 49th Floor, Boston, MA 02116.

The following table provides information on the principal executive officers and directors of Batterymarch.

NAME                                              TITLE AND PRINCIPAL OCCUPATION

William L. Elcock                Chief Executive Officer, Senior Portfolio Manager and Director
Francis X. Tracy                              President and Chief Financial Officer
Thomas Linkas                                       Chief Investment Officer
Daniel J. Kelly                                   Director, Marketing and Sales
Philip E. Channen                                   Chief Compliance Officer
Deepak Chowdhury                                      Non-Employee Director
Michael Even                                          Non-Employee Director

OTHER ACCOUNTS WITH SIMILAR INVESTMENT OBJECTIVES MANAGED BY BATTERYMARCH

                                            ASSETS ($ MILLIONS)                  INVESTMENT
NAME                                       AS OF MARCH 31, 2006)                ADVISORY FEE

INTERNATIONAL SMALL CAP EQUITY COMPOSITE       $332 million             Up to $25 million 1.00% of assets;
                                                                        $25-$50 million 0.85% of assets
                                                                        plus fees on first $25 million;
                                                                        over $50 million 0.70% of assets
                                                                        plus fees on first $50 million.

As of March 31, 2006, the composite consisted of 100% discretionary accounts.

In evaluating the recommendation to hire AIGGIC and Batterymarch as subadvisers for the Fund, the Board considered, among other factors:
o The favorable history, reputation, qualification and background of each subadviser, as well as the qualifications of each subadviser's personnel and its financial condition.
o The expertise that each subadviser offers in providing portfolio management services to other similar portfolios and the performance history of those portfolios.
o    Each subadviser's proposed investment strategy for the Fund.
o Each subadviser's long- and short-term performance relative to comparable mutual funds and unmanaged indexes.
o    The compliance program of each subadviser.

The terms of the Subadvisory Agreements are consistent with the language of the registration statements of the Fund and the IMS Agreement between the Fund and RiverSource Investments.

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6 - RIVERSOURCE INTERNATIONAL SMALL CAP FUND INFORMATION STATEMENT

Based on the foregoing analysis, the Board concluded that the approval of the Subadvisory Agreements is in the best interests of the Fund and its shareholders.

For a mutual fund managed by multiple subadvisers, such as the Fund, RiverSource Investments, subject to the discretion of the Board, decides the proportion of Fund assets to be managed by each subadviser, and may change these proportions at any time. As of April 21, 2006, the Fund's assets were managed as follows:

                                                               WELLINGTON
                                   FRANKLIN TEMPLETON   MANAGEMENT INTERNATIONAL

RIVERSOURCE INTERNATIONAL SMALL CAP        51%                   49%

As of April 24, 2006, the Fund's assets are managed as follows:

                                         AIGGIC             BATTERYMARCH

RIVERSOURCE INTERNATIONAL SMALL CAP        50%                   50%

FINANCIAL INFORMATION

The Fund's most recent annual report and semiannual report are available on request, without charge, by writing to 734 Ameriprise Financial Center, Minneapolis, Minnesota 55474 or calling (888) 791-3380, or via the Fund's website at www.riversource.com/funds.

RECORD OF BENEFICIAL OWNERSHIP

For RiverSource International Small Cap Fund, as of record date of April 30, 2006, clients of Charles Schwab & Co., a brokerage firm, held 14.76% of Class A shares; Ameriprise Financial held 13.84% of Class A shares; Portfolio Builder Aggressive Fund held 19.95% of Class I shares; Portfolio Builder Moderate Fund held 19.77% of Class I shares; Portfolio Builder Moderate Aggressive Fund held 31.99% of Class I shares; Portfolio Builder Moderate Conservative Fund held 5.33% of Class I shares; Portfolio Builder Total Equity Fund held 21.15% of Class I shares; Charles Schwab & Co. held 87.04% of Class Y shares; and Ameriprise Financial held 12.96% of Class Y shares.

As of April 30, 2006, Board members and officers of the Fund as a group owned less than 1% of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

June 26, 2006
By Order of the Board of Directors
Leslie L. Ogg, Secretary

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7 - RIVERSOURCE INTERNATIONAL SMALL CAP FUND INFORMATION STATEMENT

RIVERSOURCE(SM) INTERNATIONAL SMALL CAP FUND
901 Marquette Avenue South, Suite 2810
Minneapolis, MN 55402-3268

S-6258-4 A (6/06)